UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Highway 100 South, Suite 432 St. Louis Park, MN 55416
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of Commitment Fee Shares, Note, and Warrants

On May 10, 2022, Mitesco, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Kishon Investments, LLC (the “Investor”) with respect to the sale and issuance to the Investor of: (i) an initial commitment fee in the amount of $159,259 in the form of 637,036 shares (the “Commitment Fee Shares”) of the Company’s common stock (the “Common Stock”), which Commitment Fee Shares can be decreased to 242,280 shares ($60,570) if the Company repays the Note on or prior their maturity, (ii) promissory note in the principal amount of $277,777 (the “Note”), and (iii) Common Stock Purchase Warrants to purchase up to 277,777 shares of the Common Stock (the “Warrants”). The Note and Warrants were issued on May 10, 2022 (the “Original Issue Date”) and were held in escrow until May 11, 2022 when the Purchase Agreement became effective.

Pursuant to the terms of the Purchase Agreement, the initial Commitment Fee Shares were issued at a value of $159,259, the Note was issued in the principal amount of $277,777 for a purchase price of $250,000, resulting in the original issue discount of $27,777; and the Warrants were issued, with an initial exercise price of $0.50 per share, subject to adjustment as described herein. The cash subscription amount received by the Company from the Investor for the issuance of the Commitment Fee Shares, Note and Warrants was $235,000, due to a reduction in the $250,000 purchase price as a result of broker fees. This summary is not a complete description of all of the terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference into this Item 1.01.

Commitment Fee Shares

The Commitment Fee Shares consist of 637,036 shares of the Common Stock, which contain a true-up provision. If the Company repays the balance of the Note within six months of the date of its issuance the Company shall be entitled to redeem 394,756 of the Commitment Fee Shares for a nominal price. At any time the Investor may elect during the period beginning on the date which is the six (6) month anniversary of the closing date of the Purchase Agreement and ending on the date which is the eighteen (18) month anniversary of the closing date of the Purchase Agreement (the “Adjustment Period”), the Investor may deliver to the Company a reconciliation statement showing the net proceeds actually received by the Investor from the sale of the Commitment Fee Shares (the “Sale Reconciliation”). If, as of the date of the delivery by the Investor of the Sale Reconciliation, the Investor has not realized net proceeds from the sale of such Commitment Fee Shares equal to at least the Commitment Fee, as shown on the Sale Reconciliation, then the Company shall either pay in cash the applicable shortfall amount or immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Investor in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Commitment Fee Shares, the Investor shall have received total net funds equal to $159,259 or $60,570, if 394,756 shares of the Commitment Fee Shares are redeemed (the “Commitment Fee”). If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Investor still has not received net proceeds equal to at least the Commitment Fee, then the Company shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Investors as contemplated above, and such additional issuances shall continue until the Investor has received net proceeds from the sale of such Common Stock equal to the Commitment Fee.

Terms of Note

The Note matures on November 10, 2022, six (6) months after the Original Issue Date, and provides for interest to accrue at an interest rate equal to 10% per annum, or, upon an Event of Default, as defined in the Note, the lesser of (i) 18% per annum, and (ii) the maximum amount permitted under law (the “Default Interest”). The Investor shall have the right, only following an Event of Default, to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Note into fully paid and non-assessable shares of the Company’s Common Stock, as such Common Stock exists on the date of issuance of the shares underlying the Note, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified (the “Conversion Shares”). The conversion price shall equal the lowest trading price during the previous twenty (20) trading day period ending on date of conversion of the Note, subject to adjustment as provided therein. The Note is subject to adjustment upon certain events such as distributions and mergers, and has full ratchet anti-dilution protections for issuance of securities by the Company at a price that is lower than the then-current conversion price except for certain exempt issuances. In addition, if, at any time while the Note is issued and outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock, then the Investor will be entitled to acquire, upon the terms applicable to such sales, the aggregate number of shares it could have acquired if the Note had been converted.

The Note also contains certain negative covenants, including prohibitions on incurrence of indebtedness in excess of the bridge financing currently pending by the Company, sales of assets, stock repurchases, and distributions. The Investor may not convert the Note into an amount of shares of Common Stock that would result in the beneficial ownership by the Investor and their affiliates of greater than 4.99% of the number of shares of Common Stock outstanding (the “Beneficial Ownership Limitation”). The Note may be prepaid at any time. The Note includes customary Events of Default, including, among other things, payment defaults, covenant breaches, breaches of certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading. If such an Event of Default occurs, the Investor may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above, as well as the conversion of the Note.

The foregoing description is qualified in its entirety by reference to the full text of the form of the Note filed as Exhibit 4.1 hereto and is incorporated by reference into this Item 1.01.

Terms of Warrants

As described above, the Investor received Warrants to purchase up to 277,777 shares of the Company’s Common Stock. The initial exercise price for the Warrants is $0.50 per share. The Warrants are exercisable for a period of five years from the date of issuance and the purchase price of each of the Warrants is subject to adjustment as set forth in the Warrants for stock splits, stock dividends, recapitalizations and similar events. The Investor may exercise the Warrants on a cashless basis if after the six-month anniversary of date of issuance, the shares of Common Stock underlying the Warrants (the “Warrant Shares”) are not then registered pursuant to an effective registration statement. The Investor has contractually agreed to restrict its ability to exercise the Warrants such that the number of shares of the Company’s Common Stock held by the Investor after such exercise does not exceed the beneficial ownership limitation set forth in the Warrants which may not exceed initially 4.99% or 9.99% of the Company’s then issued and outstanding shares of Common Stock. The exercise price of the Warrants is subject to adjustment upon certain stock splits and recapitalization. The Company has the right to cause the holder of the Warrants to exercise their Warrant upon certain conditions, including that the last closing sale price of the Common Stock has been equal to or greater than $2.00 share (subject to adjustments for splits, dividends, recapitalizations and similar events) for consecutive ten trading days.

The foregoing description is qualified in its entirety by reference to the full text of the form of Warrants filed as Exhibit 4.2 hereto and is incorporated by reference into this Item 1.01.

Closing Rights and Company Obligations

The Purchase Agreement include additional Company obligations including obligations on the Company to satisfy the current public information requirements under SEC Rule 144(c); obligations on the Company with respect to the use of proceeds from the sale of securities under the Purchase Agreement; purchaser rights to approve certain subsequent equity sales by the Company; and purchaser rights to participate in future Company financings. Reference should be made to the full text of the Purchase Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by this Item 3.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1*	Kishon Investments Promissory Note in the principal amount of $277,777 dated May 10, 2022.
4.2*	Kishon Investments Common Stock Purchase Warrant dated May 10, 2022.
10.1*	Securities Purchase Agreement, between Mitesco, Inc. and Kishon Investments, LLC, dated May 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2022	MITESCO, INC.

	By:	/s/ Phillip J. Keller
	Name:	Phillip J. Keller
	Title:	Chief Financial Officer